UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2014

US Nuclear Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-54617	45-4535739
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrant's telephone number, including area code: (818) 883-7043

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Director of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2014, Darian B. Andersen resigned as Chief Financial Officer and Secretary of US Nuclear Corp. (the “Company”), effective on October 31, 2014. In connection with his resignation, Mr. Andersen will receive the following benefits in connection with his previous services to the Company. (1) A stock grant of 25,000 shares of US Nuclear Corp. restricted common stock.

On October 16, 2014, the Company also announced the appointment of Rachel Boulds, as Chief Financial Officer, upon the effective date of Mr. Andersen's resignation. Ms. Boulds has been engaged in private practice as an accountant and consultant. She specializes in preparation of full disclosure financial statements for public companies to comply with GAAP and SEC requirements. From August 2004 through July 2009, she was employed as an audit senior for HJ & Associates, LLC, where she performed audits and reviews for public and private companies, including the preparation of financial statements to comply with GAAP and SEC requirements. From 2003 through 2004, Ms. Boulds was employed as an audit senior for Mohler, Nixon and Williams. From September 2001, through July 2003, Ms. Boulds worked as an ABAS associate for PriceWaterhouseCoopers. From April 2000 through February 2001, she was employed an an eCommerce accountant for the Walt Disney Group’s GO.com division. Ms. Boulds holds a B.S. in accounting from San Jose State University, 2001 and is licensed as a CPA in the state of Utah.

As of the date of this report, Ms. Boulds has been engaged through an employment agreement with the Company, dated as of October 16, 2014 (the "Employment Agreement"), the term of which is ongoing, pursuant to which Ms. Boulds currently is entitled to receive quarterly payments of $2,500. In connection with entering into Employment Agreement, Ms. Boulds (i) is eligible to receive a stock compensation of 20,000 shares of US Nuclear Corp. restricted common stock, payable upon the first anniversary date of her effective employment date.

On October 16, 2014, the Company issued a press release announcing the management changes described in Item 5.02 of this Form 8-K. A copy of the Company's press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Employment Agreement Rachel Boulds dated October 16, 2014.
99.1	US Nuclear Corp. Press Release dated October 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2014

US Nuclear Corp. By: /s/ Robert I. Goldstein Robert I. Goldstein President, Chief Executive Officer, Chairman of the Board of Directors

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